Executive Severance Plan

                 Morgan Products Ltd.

                 October 1997





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Contents





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Article 1. Establishment, Term, and Purpose                                  1

Article 2. Definitions                                                       1

Article 3. Participation                                                     6

Article 4. Severance Benefits Other Than Upon a Change in Control            6

Article 5. Severance Benefits Upon a Change in Control                       8

Article 6. Excise Tax                                                       10

Article 7. Outplacement Assistance                                          11

Article 8. The Company's Payment Obligation                                 11

Article 9. Legal Remedies                                                   12

Article 10. Withholding                                                     12

Article 11. Noncompetition                                                  13

Article 12. Successors and Assignment                                       13

Article 13. Miscellaneous                                                   14


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Morgan Products Ltd.
Executive Severance Plan

Article 1. Establishment, Term, and Purpose
      1.1 Establishment of the Plan. Morgan Products Ltd. (hereinafter referred to as the "Company") hereby establishes a severance plan to be known as the "Morgan Products Ltd. Executive Severance Plan" (the "Plan"). The Plan provides severance benefits to certain employees of the Company upon a termination of employment from the Company, including termination of employment as a result of a Change in Control of the Company. The Plan is intended to supersede any and all plans, programs, or agreements providing for severance-related payments. This specifically includes, but is not limited to the Morgan Products Ltd. Special Severance/Retention Plan for Executive Officers, the Morgan Products Ltd. Change-in-Control Severance Policy, and any employment agreement or offer letter summarizing a Participant's compensation with the Company.

      1.2. Term of the Plan. This Plan will commence upon September 8,1997 (the "Effective Date") and shall continue in effect for three (3) full calendar years. However, at the end of such three (3) year period and, if extended, at the end of each additional year thereafter, the term of this Plan shall be extended automatically for one (1) additional year, unless the Committee delivers written notice six (6) months prior to the end of such term, or extended term, to each Participant, that the Plan will not be extended. However, in the event a Change in Control occurs during the original or any extended term, this Plan will remain in effect for the longer of: (i) twelve (12) months beyond the month in which such Change in Control occurred; or (ii) until all obligations of the Company hereunder have been fulfilled, and until all benefits required hereunder have been paid to Participants.

      In the event the term of the Plan is not extended for any reason, the Plan will terminate at the end of the term, or extended term, then in progress, and the Participant will be deemed terminated by the Company without Cause on such date.

      1.3. Purpose of the Plan. The purpose of the Plan is to provide certain key employees of the Company financial security in the event of a termination of employment from the Company, including termination of employment as a result of a Change in Control of the Company.

Article 2. Definitions
      Whenever used in this Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

      2.1 "Base Salary" means an amount equal to a Participant's base annual salary as of the date of a termination. For this purpose, "Base Salary" shall not include bonuses, long-term incentive compensation, or any remuneration other than base annual salary.

      2.2 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

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      2.3   "Beneficiary"  means the  persons or entities  designated  or deemed designated by a Participant pursuant to Section 13.2 herein.

      2.4   "Board" means the Board of Directors of the Company.

      2.5 "Cause" shall mean the occurrence of any one or more of the following:

            (a) The willful and continued failure by a Participant to substantially perform his or her normal duties (other than any such failure resulting from the Participant's Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his or her duties, and the Participant has failed to remedy the situation within thirty
                  (30) business days of receiving such notice; or

            (b) The Participant's conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or

            (c) The willful engaging by the Participant in gross negligence materially and demonstrably injurious to the Company, as determined by the Committee. However, no act, or failure to act on the Participant's part, shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

      2.6 "Change in Control" shall mean the occurrence of any one or more of the following:

            (a) Any transaction or series of transactions which, within a twelve (12) month period, constitute a change of management or control, which shall be deemed to have occurred whenever:

                  (i) At least thirty-five percent (35%) of the then outstanding shares of Common Stock of the Company are, for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof, redeemed by the Company or purchased by any person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Company, or any combination of such redemption, purchase or exchange; or


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                  (ii)  During  any  period of two (2)  consecutive  years  (not including any period prior to the execution of this severance policy), individuals who at the beginning of such period constitute the Board (and any new Director,
                        whose  election  by  the  Company's   stockholders   was
                        approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

                  (iii) The stockholders of the Company approve:

                        (A)   A plan of complete liquidation of the Company; or

                        (B) An agreement for the sale or disposition of all or substantially all the Company's assets; or

                        (C) A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

            (b) Any substantial equivalent of any such redemption, purchase, exchange, transaction or series of transactions, acquisition, merger or consolidation, which the Board of Directors reasonably determines constitutes such a change of management or control.

            (c) Solely with respect to the president of a division of the Company, the sale or disposition of all or substantially all of the assets of the division, other than a disposition to an entity controlled by the Company.

            For purposes of the foregoing definition the term "control" shall have the meaning ascribed thereto under the Exchange Act, as amended, and the regulations thereunder, and the term "management" shall mean both the Chief Executive Officer and the Chief Operating Officer of the Company.

      2.7   "Change  in  Control  Severance   Benefits"  means  the  payment  of
            severance compensation as provided in Article 5 herein.

      2.8 "Code" means the United States Internal Revenue Code of 1986, as amended.

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      2.9   "Committee"  means the  Compensation  Committee of the Board, or any other committee appointed by the Board to perform the functions of the Compensation Committee.

      2.10  "Company"  means  Morgan  Products  Ltd.,  a  Delaware   corporation
            (including any and all subsidiaries), or any successor thereto as provided in Article 12 herein.

      2.11 "Disability" means permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in the exercise of good faith and reasonable judgment, upon receipt of and in reliance on sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice, provided, however, that the Participant must be entitled to disability benefits under the Company sponsored disability plans or programs.

      2.12 "Effective Date" means the date this Plan is approved by the Board, or such other date as the Board shall designate in its resolution approving this Plan.

      2.13  "Effective  Date  of   Termination"   means  the  date  on  which  a
            termination occurs which triggers the payment of Severance Benefits or Change in Control Severance Benefits hereunder.

      2.14 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

      2.15 "Good Reason" means, without the Participant's express written consent, the occurrence of any one or more of the following:

            (a) Any material reduction in the Participant's Base Salary below the amount in effect as of the Effective Date.

            (b)   Any  significant  reduction  in  the  Participant's   benefits
                  package, except in the case of a reduction which similarly applies to all executives on a nondiscriminatory basis.

            (c)   Any  material   reduction  in  the   Participant's   long-term
                  incentive opportunity with the Company.

            (d) Any assignment of new duties that requires the Participant to relocate his or her domicile more than fifty (50) miles from the Company's current headquarters.

            (e)   Any dissolution or liquidation of the Company.

            (f) Any significant reduction or diminution in the duties, responsibilities, or position of the Participant from that in effect as of the Effective Date, provided that there has been a Change in Control of the Company, within the six (6) full calendar month period prior to the effective date of a Change in Control, or within twelve (12) calendar months following the effective date of a Change in Control, and provided further that the sale of a Company division will not automatically be


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                  deemed to result in the significant reduction or diminution in the duties, responsibilities, or position of any Participant not directly employed by such division without a specific showing of such reduction or diminution.

            A Participant's right to terminate employment for Good Reason shall not be affected by the Participant's incapacity due to Disability. A Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

      2.16 "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Plan relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated.

      2.17 "Participant" means an executive of the Company who is named by the Committee as a Participant in the Plan, as set forth in Article 2 herein.

      2.18 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

      2.19  "Plan" has the meaning ascribed to such term in Section 1.1 hereof.

      2.20 "Retention Period" means the period of time beginning on the Effective Date of this Plan, and ending on the earlier to occur of:
            (a) the termination of the Plan; or (b) six (6) months prior to the effective date of a Change in Control.

      2.21 "Retirement" means a voluntary termination of a Participant's employment other than for Good Reason following the time when: (a) the Participant has attained age sixty-two (62); or (b) the Participant has attained age fifty-five (55) and has completed at least seven (7) full years of continuous service with the Company.

      2.22 "Severance Benefits" means the payment of severance compensation as provided in Article 4 herein.


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Article 3. Participation
      3.1. Eligible Employees. Individuals eligible to participate in the Plan shall include all key employees of the Company other than the Chief Executive Officer, as determined by the Committee in its sole discretion.

      3.2. Participation. Subject to the terms of the Plan, the Committee may, from time to time select from all eligible employees those who shall participate in the Plan.

Article 4. Severance Benefits Other Than Upon a Change in Control
      4.1. Right to Severance Benefits. Subject to the provisions herein, each Participant shall be entitled to receive from the Company Severance Benefits as described in Section 4.2 herein, if, during the Retention Period, the Participant's employment with the Company shall be terminated by the Company without Cause, or voluntarily by the Executive for Good Reason.

      A Participant  shall not be entitled to receive  Severance  Benefits under
Section 4.2 hereof if he or she is terminated for Cause, or if his or her employment with the Company ends due to death, Disability, Retirement, or due to a voluntary termination of employment by the Participant without Good Reason.

      4.2. Description of Severance Benefits. In the event that a Participant becomes entitled to receive Severance Benefits, as provided in Section 4.1 herein, the Participant shall receive the following Severance Benefits:

            (a) One (1) times the sum of: (i) the Participant's Base Salary; and (ii) the greater of: (a) the Participant's average annual bonus earned over the three (3) full fiscal years prior to the Effective Date of Termination; or (b) the Participant's target annual bonus established for the bonus plan year in which the Participant's Effective Date of Termination occurs.

            (b) An amount equal to the Participant's unpaid targeted annual bonus, established for the plan year in which the Participant's Effective Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of days the Participant was employed by the Company in the then-existing fiscal year through the Effective Date of Termination, and the denominator of which is three hundred sixty-five (365) less, in the case of a Participant who began employment with the Company after the beginning of the fiscal year, the number of days from the beginning of the fiscal year to the date the Participant commenced employment with the Company; provided, however, that such bonus amount shall in no event be less than any bonus amount guaranteed to the Participant under any other agreement between the Company and the Participant.


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            (c)   A continuation of the welfare  benefits of medical  insurance, dental insurance, and group term life insurance for one (1) full year after the Effective Date of Termination. These benefits shall be provided to Participants at the same premium cost, and at the same coverage level, as in effect as of the Participant's Effective Date of Termination.

                  However, in the event the premium cost and/or level of coverage shall change for all employees of the Company, the cost and/or coverage level, likewise, shall change for each Participant in a corresponding manner.

                  The continuation of these welfare benefits shall be discontinued prior to the end of the one (1) year period in the event the Participant has available substantially similar benefits from a subsequent employer, as determined by the Committee.

            (d) A cash payment of vacation earned prior to the Effective Date of Termination, but not taken by the Participant.

            (e)   All outstanding long-term incentive awards shall be subject to
                  the  treatment   provided  under  the   applicable   long-term
                  incentive plan of the Company.

      4.3. Termination Due to Disability. If a Participant's employment is terminated due to Disability during the term of this Plan, the Participant shall receive his or her Base Salary and accrued vacation through the Effective Date of Termination. All other benefits provided to the Participant shall be determined in accordance with the Company's disability, retirement, insurance, and other applicable plans and programs then in effect.

      4.4. Termination Due to Retirement or Death. If a Participant's employment is terminated by reason of Retirement or death, the Participant, or where applicable, the Participant's Beneficiaries, shall receive the Participant's Base Salary and accrued vacation through the Effective Date of Termination. All other benefits provided to the Participant or the Participant's Beneficiaries shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect; provided, however, that the Committee, at its sole discretion, shall have the authority to provide for full or partial payout in connection with a termination of employment by reason of Retirement or death.

      4.5. Termination for Cause or by a Participant Other Than for Good Reason. If a Participant's employment is terminated either: (a) by the Company for Cause; or (b) by the Participant other than for Good Reason, the Company shall pay the Participant his or her unpaid Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus all other amounts to which the Participant is entitled under any compensation plans of the Company, at the time such payments are due, and the Company shall have no further obligations to the Participant under this Plan.

      4.6. Notice of Termination. Any termination by the Company for Cause or by a Participant for Good Reason shall be communicated by Notice of Termination at least sixty (60) days prior to the date on which such termination shall be effective.

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      4.7. Form and Timing of Severance Benefits. All cash payments set forth in this Article 4 shall be made in one (1) lump sum, within forty-five (45) days after the Effective Date of Termination.

Article 5. Severance Benefits Upon A Change in Control
      5.1. Right to Change in Control Severance Benefits. A Participant shall be entitled to receive from the Company Change in Control Severance Benefits, as described in Section 5.2 herein, if there has been a Change in Control of the Company and if, within the six (6) full calendar month period prior to the effective date of a Change in Control, or within twelve (12) calendar months following the effective date of a Change in Control, the Participant's employment with the Company shall end as a result of either an involuntary termination of the Participant's employment by the Company for reasons other than Cause, or by voluntary termination by the Participant for Good Reason.

      Participants shall not be entitled to receive Change in Control Severance Benefits if they are terminated for Cause, or if their employment with the Company ends due to death, Disability, or Retirement, or due to a voluntary termination of employment by the Participant without Good Reason.

      5.2. Description of Change in Control Severance Benefits. In the event that a Participant becomes entitled to receive Change in Control Severance Benefits, as provided in Section 5.1 herein, the Company shall pay to the Participant and provide him or her with the following:

            (a) An amount equal to two (2) times the sum of (i) the Participant's Base Salary; and (ii) the greater of: (a) the Participant's average annual bonus earned over the three (3) full fiscal years prior to the Effective Date of Termination; or (b) the Participant's target annual bonus established for the bonus plan year in which the Participant's Effective Date of Termination occurs.

            (b)   An amount  equal to the  Participant's  unpaid Base Salary and
                  accrued   vacation   pay   through  the   Effective   Date  of
                  Termination.

            (c) An amount equal to the Participant's unpaid targeted annual bonus, established for the plan year in which the Participant's Effective Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of days the Participant was employed by the Company in the then-existing fiscal year through the Effective Date of Termination, and the denominator of which is three hundred sixty-five (365) less, in the case of a Participant who began employment after the beginning of the fiscal year; the number of days from the beginning of the fiscal year to the date the Participant commenced employment with the Company; provided, however, that such amount shall in no event be less than any bonus amount guaranteed to the Participant under any other agreement between the Company and the Participant.

            (d) A continuation of the welfare benefits of medical insurance, dental insurance, and group term life insurance for two (2) full years after the Effective Date of

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


                  Termination. These benefits shall be provided to Participants at the same premium cost, and at the same coverage level, as in effect as of the Participant's Effective Date of Termination.

                  However, in the event the premium cost and/or level of coverage shall change for all employees of the Company, the cost and/or coverage level, likewise, shall change for each Participant in a corresponding manner.

                  The continuation of these welfare benefits shall be discontinued prior to the end of the two (2) year period in the event the Participant has available substantially similar benefits from a subsequent employer, as determined by the Committee.

            (e)   All outstanding long-term incentive awards shall be subject to
                  the  treatment   provided  under  the   applicable   long-term
                  incentive plan of the Company.

      5.3. Termination for Disability. Following a Change in Control of the Company, if a Participant's employment is terminated due to Disability, the Participant shall receive his or her Base Salary and accrued vacation through the Effective Date of Termination. All other benefits provided to the Participant shall be determined in accordance with the Company's disability, retirement, insurance, and other applicable plans and programs then in effect.

      5.4. Termination for Retirement or Death. Following a Change in Control of the Company, if a Participant's employment is terminated by reason of his or her Retirement or death, the Participant, or where applicable, the Participant's Beneficiaries, shall receive the Participant's Base Salary and accrued vacation through the Effective Date of Termination. All other benefits provided to the Participant or the Participant's Beneficiaries shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect.

      5.5. Termination for Cause or by a Participant Other Than for Good Reason or Retirement. Following a Change in Control of the Company, if a Participant's employment is terminated either: (i) by the Company for Cause; or (ii) by the Participant (other than for Retirement) and other than for Good Reason, the Company shall pay the Participant his or her full Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus all other amounts to which the Participant is entitled under any compensation plans of the Company, at the time such payments are due, and the Company shall have no further obligations to the Participant under this Plan.

      5.6. Notice of Termination. Any termination by the Company for Cause or by a Participant for Good Reason shall be communicated by Notice of Termination at least sixty (60) days prior to the date on which such termination shall be effective.


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


      5.7. Form and Timing of Change in Control Severance Benefits. The Change in Control Severance Benefits described in Sections 5.2(a), (b) and (c) herein shall be paid in cash to the Participant in a single lump sum as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

Article 6. Excise Tax
      6.1. Excise Tax. Notwithstanding any other provision of this Plan, if any portion of the severance benefits or any other payment under this Plan, or under any other agreement with or plan of the Company (in the aggregate "Total Payments") would constitute an "excess parachute payment," then the payments to be made to the Participant under the Plan shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be one dollar ($1) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code"), or which the Company may pay without loss of deduction under Section 280G(a) of the Code.

      However, the payments to be made to the Participant under this severance policy shall be reduced if and only if so reducing the payments results in the Participant receiving a greater net benefit than he would have received had a reduction not occurred and an excise tax been paid by the Participant pursuant to Code Section 4999.

      For purposes of this severance policy, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in
Section 280G of the Code, and such "parachute payments" shall be valued as provided therein.

      6.2. Procedure for Establishing Limitation on Termination Payment. Within sixty (60) days following delivery of the notice of termination or notice by the Company to the Participant of its belief that there is a payment or benefit due to the Participant which will result in an "excess parachute payment" as defined in Section 280G of the Code, the Participant and the Company, at the Company's expense, shall obtain the opinion of such legal counsel, which need not be unqualified, as the Participant may choose, which sets forth: (i) the amount of the Participant's "annualized includible compensation for the base period" (as defined in Code Section 280G(d)(1)); (ii) the present value of the Total Payments; and (iii) the amount and present value of any "excess parachute payment." The opinion of such legal counsel shall be supported by the opinion of a certified public accounting firm and, if necessary, a firm of recognized executive compensation consultants. Such opinion shall be binding upon the Company and the Participant.

      In the event that such opinion determines that there would be an "excess parachute payment," the severance benefits hereunder or any other payment determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Participant in writing delivered to the Company within thirty (30) days of his receipt of such opinion, or, if the Participant fails to so notify the Company, then as the Company shall reasonably determine, so that under the basis of calculations set forth in such opinion, there will be no "excess parachute payment."


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


      The calculations, notices, and opinion provided for herein shall be based upon the conclusive presumption that; (i) the compensation and benefits provided for herein; and (ii) any other compensation earned prior to the effective date of termination by the Participant pursuant to the Company's compensation programs (if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change in Control), are reasonable.

      6.3. Subsequent Imposition of Excise Tax. If, notwithstanding compliance with the provisions herein, it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service that any portion of the Total Payments is considered to be a "parachute payment," subject to excise tax under Section 4999 of the Code, which was not contemplated to be a "parachute payment" at the time of payment (so as to accurately determine whether a limitation should have been applied to the Total Payments to maximize the net benefit to the Participant), the Participant shall be entitled to receive a lump sum cash payment sufficient to place the Participant in the same net after-tax position, computed by using the "Special Tax Rate" as such term is defined below, that the Participant would have been in had such payment not been subject to such excise tax, and had the Participant not incurred any interest charges or penalties with respect to the imposition of such excise tax. For purposes of this severance policy, the "Special Tax Rate" shall be the highest effective Federal and state marginal tax rates applicable to the Participant in the year in which the payment contemplated under this severance policy is made.

Article 7. Outplacement Assistance
      Following a termination of employment in which Severance Benefits or Change in Control Severance Benefits are payable hereunder the Participant shall be reimbursed by the Company for the costs of all outplacement services obtained by the Participant within the two (2) year period after the Effective Date of Termination; provided, however, that the total reimbursement shall be limited to an amount equal to fifteen percent (15%) of the Participant's Base Salary as of the effective date of termination.

Article 8. The Company's Payment Obligation
      8.1. Payment Obligations Absolute. The Company's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against Participants or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from Participants or from whomsoever may be entitled thereto, for any reasons whatsoever.

      Participants shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Plan, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Plan, except to the extent provided in Sections 4.2(c) and 5.2(d) herein.

      8.2. Contractual Rights to Benefits. This Plan establishes and vests in each Participant a contractual right to the benefits to which he or she is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

Article 9. Legal Remedies
      9.1. Payment of Legal Fees. To the extent permitted by law, the Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses incurred in good faith by the Participant as a result of the Company's refusal to provide the Severance Benefits or Change in Control Severance Benefits to which the Participant becomes entitled under this Plan, or as a result of the Company's contesting the validity, enforceability, or interpretation of this Plan, or as a result of any conflict between the parties pertaining to this Plan; provided, however, that the Company shall be reimbursed by the Participant for all such fees and expenses in the event the Participant fails to prevail with respect to any one (1) material issue of dispute in connection with such legal action.

      9.2. Arbitration. Subject to the following sentences, participants shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Plan settled by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Participant within fifty (50) miles from the location of his job with the Company, in accordance with the rules of the American Arbitration Association then in effect. The Participant shall not have the right to elect to have any dispute which arise under Article 11 of this Plan settled by arbitration, but rather, the Company or the Participant shall have the right to institute judicial proceedings in any court of competent jurisdiction with respect to such dispute or claim. If judicial proceedings are instituted, the parties agree that such proceedings shall not be stayed or delayed pending the outcome of any arbitration proceeding hereunder.

      Except as provided above for claims or disputes under Article 11, judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Participant, shall be borne by the Company; provided, however, that the Company shall be reimbursed by the Participant for all such fees and expenses in the event the Participant fails to prevail with respect to any one (1) material issue of dispute in connection with such legal action.

Article 10. Withholding
      The Company shall be entitled to withhold from any amounts payable under this Plan all taxes as legally shall be required (including, without limitation, any United States federal taxes, and any other state, city, or local taxes).


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


Article 11. Noncompetition
      11.1.Prohibition on Competition. Without the prior written consent of the Company, during the term of this Plan, and for a period of two (2) years following the payment of Severance Benefits or Change in Control Severance Benefits under this Plan, Participants shall not, as an employee or an officer, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns. For purposes of this Plan, a business or enterprise will be deemed to be "in competition" if it is engaged in any significant business activity of the Company or its subsidiaries within the United States of America.

      However Participants shall be allowed to purchase and hold for investment less than two percent (2%) of the shares of any corporation whose shares are regularly traded on a national securities exchange or in the over-the-counter market.

      11.2.Disclosure of Information. Participants recognize that they have access to and knowledge of certain confidential and proprietary information of the Company which is essential to the performance of their duties as employees of the Company. Participants will not, during or after the term of their employment by the Company, in whole or in part, disclose such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall he make use of any such information for their own purposes.

      11.3.Covenants Regarding Other Employees. During the term of this Plan, and for a period of two (2) years following the payment of Severance Benefits or Change in Control Severance Benefits under this Plan, each Participant agrees not to attempt to induce any employee of the Company to terminate his or her employment with the Company, accept employment with any competitor of the Company, or to interfere in a similar manner with the business of the Company.

Article 12. Successors and Assignment
      12.1.Successors to the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform the Company's obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession shall be a breach of this Plan and shall entitle Participants to compensation from the Company in the same amount and on the same terms as they would be entitled to hereunder if they had terminated their employment with the Company voluntarily for Good Reason. Except for the purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Effective Date of Termination.

      12.2.Assignment by the Participant. This Plan shall inure to the benefit of and be enforceable by each Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If a Participant dies while any amount would still be payable to him or her hereunder had he or she continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan, to the Participant's Beneficiary. If the Participant has not named a Beneficiary, then such amounts shall be paid to the Participant's devisee, legatee, or other designee, or if there is no such designee, to the Participant's estate.

Article 13. Miscellaneous
      13.1.Employment Status. Except as may be provided under any other agreement between a Participant and the Company, the employment of the Participant by the Company is "at will," and, prior to the effective date of a Change in Control, may be terminated by either the Participant or the Company at any time, subject to applicable law.

      13.2.Beneficiaries. Each Participant may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance Benefits or Change in Control Severance Benefits owing to the Participant under this Plan. Such designation must be in the form of a signed writing acceptable to the Committee. Participants may make or change such designations at any time.

      13.3.Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the feminine shall include the masculine, the plural shall include the singular, and the singular shall include the plural.

      13.4.Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Plan are not part of the provisions hereof and shall have no force and effect.

      13.5.Modification. No provision of this Plan may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by each affected Participant and by an authorized member of the Committee, or by the respective parties' legal representatives and successors.

      13.6.Applicable Law. To the extent not preempted by the laws of the United States, the laws of the state of Illinois, shall be the controlling law in all matters relating to this Plan.


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